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                                                                      EX-99.B(i)

                       [MORRISON FOERSTER LLP LETTERHEAD]


                                October 31, 2003

Wells Fargo Funds Trust
525 Market Street
San Francisco, California 94105

         Re:      Shares of Beneficial Interest of
                  Wells Fargo Funds Trust
                  ----------------------------------

Ladies/Gentlemen:

     We refer to the Registration Statement on Form N-1A (SEC File Nos. 333-74295 and 811-09253) (the "Registration Statement") of Wells Fargo Funds Trust (the "Trust") relating to the registration of an indefinite number of shares of beneficial interest in the Trust (collectively, the "Shares").

     We have been requested by the Trust to furnish this opinion as Exhibit (i) to the Registration Statement.

     We have examined documents relating to the organization of the Trust and the Tax-Free Funds of the Trust, and the authorization and issuance of Shares to the Tax-Free Funds. The Tax-Free Funds are the California Limited Term Tax-Free Fund, California Tax-Free Fund, Colorado Tax-Free Fund, Minnesota Tax-Free Fund, National Limited Term Tax-Free Fund, National Tax-Free Fund and Nebraska Tax-Free Fund.

     Based upon and subject to the foregoing, we are of the opinion that:

     The issuance and sale of the Shares of the Tax-Free Funds by the Trust has been duly and validly authorized by all appropriate action of the Trust, and assuming delivery by sale or in accord with the Trust's dividend reinvestment plan in accordance with the description set forth in the Funds' current prospectuses under the Securities Act of 1933, as amended, such Shares will be legally issued, fully paid and nonassessable by the Trust.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

     In addition, we hereby consent to the use of our name and to the reference to the description of advice rendered by our firm under the heading "Counsel" in the Statement of Additional Information, which are included as part of the Registration Statement.

                                        Very truly yours,


                                        /s/ Morrison & Foerster LLP

                                        MORRISON & FOERSTER LLP